Exhibit 99.5

BENTHOS, INC.

FISCAL YEAR 2005 INCENTIVE COMPENSATION MATRIX

Employee	2004 Calendar Year Base Salary	2005 Calendar Year Base Salary		Benthos Pre-Tax Profit for 2005
				$500,000	$750,000	$1,000,000	$1,250,000	$1,600,000	$2,000,000	$2,400,000

				Percentage of Base Compensation to Be Paid in Bonus
Ronald L. Marsiglio	$250,000	$260,000		10.0%	20.0%	40.0%	60.0%	80.0%	100.0%	110.0%
Francis E. Dunne, Jr.	$170,000	$175,000		7.5%	12.5%	22.5%	30.0%	35.0%	37.5%	40.0%
Richard B. Martin	$112,000	$115,000		5.0%	10.0%	15.0%	20.0%	25.0%	27.5%	30.0%
Robert Mulvaney	$91,850	$97,000		5.0%	10.0%	15.0%	20.0%	25.0%	27.5%	30.0%

			TapTone Std. Gross Margin less Commissions
James R. Kearbey	$136,000	$140,000	$3,200,000	5.0%	10.0%	17.5%	25.0%	30.0%	32.5%	35.0%
			$3,600,000	7.5%	12.5%	22.5%	30.0%	35.0%	37.5%	40.0%
			$4,000,000	10.0%	17.5%	27.5%	35.0%	40.0%	42.5%	45.0%
			$4,400,000	12.5%	20.0%	30.0%	40.0%	45.0%	47.5%	50.0%
Francois Leroy	$136,000	$145,000

			Ocean Std. Gross Margin less Commissions
			$5,500,000	5.0%	10.0%	17.5%	25.0%	30.0%	32.5%	35.0%
			$5,900,000	7.5%	12.5%	22.5%	30.0%	35.0%	37.5%	40.0%
			$6,300,000	10.0%	17.5%	27.5%	35.0%	40.0%	42.5%	45.0%
			$6,800,000	12.5%	20.0%	30.0%	40.0%	45.0%	47.5%	50.0%

Explanatory Notes

1.	All determinations with respect to incentive compensation will be made by the Compensation Committee of the Board of Directors in its sole discretion and all such determinations shall be binding on all persons.
2.	All incentive compensation hereunder is computed on an annual basis. Therefore, there is no proration for partial years. An employee must be employed on the last day of the fiscal year, September 30, 2005, to be eligible to receive incentive compensation hereunder.
3.	For the purposes hereof, annual base compensation will be the annual base compensation computed from October 1, 2004 to September 30, 2005.
4.	This 2005 Incentive Compensation Plan only applies to 2005 and the Compensation Committee has total discretion as to the incentive compensation plan, if any, that will be in effect for fiscal year 2006 that commences on October 1, 2005.
5.	The Compensation Committee may provide for additional incentive compensation with respect to fiscal year 2005, if the Compensation Committee determines, in its sole discretion, that one or more of the above employees has contributed in an extraordinary manner to the tasks associated with the Company’s compliance with Section 404 of the Sarbanes-Oxley Act of 2002.